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                                                                   Exhibit 10.48


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT dated as of May 9, 2002 (this "Agreement") is entered into between Aspen Technology, Inc., a Delaware corporation ("Aspen") and Wayne Sim (the "Employee").

                              PRELIMINARY STATEMENT

     A. On the date hereof, Aspen is entering into an agreement to acquire all of the outstanding capital stock of AEA Technology Canada Ltd., and the other corporate members of the Hyprotech Group, a Canadian Corporation, (the "Company"), pursuant to a Sale and Purchase Agreement dated the date hereof between Aspen and AEA Technology Plc (the "Purchase Agreement").

     B. The Employee has been employed by the Company for a number of years and is currently employed by the Company as its Chief Executive Officer. The Employee possesses an intimate knowledge of the business and affairs of the Company and its policies, methods, personnel and operations.

     C. This Agreement is made by the Employee pursuant to the Purchase Agreement, in connection with the proposed merger and the other transactions contemplated by the Purchase Agreement.

     D. From and after the date hereof, the Employee is willing to commit himself to serve Aspen upon the terms and conditions set forth herein.

     Now, THEREFORE, Aspen and the Employee hereby agree as follows:

1.   EMPLOYMENT

     Aspen shall employ the Employee, and the Employee hereby accepts employment, on the terms and conditions set forth in this Agreement. The initial title of the Employee shall be Chief Product Officer, reporting to David McQuillin. At all times during the Initial Term (as defined in Section 6) and any subsequent effective period of this Agreement, the Employee shall use commercially reasonable efforts to perform his employment duties to the best of his skill and ability. The Employee shall devote his full-time business time, attention and energies to the business interests of Aspen.

2.   COMPENSATION

     (a) BASE SALARY. During the Term, as the Employee's regular salary for his employment as described in Section 1, Aspen shall pay the Employee a salary (the "Base Salary") initially at the annual rate of three hundred thirty thousand Canadian Dollars (330,000). Such Base Salary shall be subject to review thereafter in accordance with either Aspen's standard salary review policies, but in no event shall the Base Salary be reduced below such initial amount. The Base Salary shall be paid in equal installments not less frequently than monthly and shall be prorated for any period of service less than a full year.


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     (b) BONUSES. The Employee shall be eligible for performance-related pay, established initially as 50% of Base Salary, upon performance criteria established by the Chief Executive Officer of Aspen, subject to established Aspen Policy regarding funding and payment of Bonus opportunities.

     (c) OPTIONS. The Employee shall be eligible for 30,000 option grants subject to approval of the Board of Directors.

     (d) TAXES. All salary and other compensation payable by Aspen to the Employee shall be subject to applicable withholding taxes.

3.   EXPENSES

     Subject to such policies as may be established from time to time by the Board of Directors, Aspen shall reimburse the Employee for all reasonable out-of-pocket expenses incurred during the Initial Term and any subsequent effective period of this Agreement in connection with performance of his duties hereunder, including reasonable travel expenses. Reimbursement by Aspen as aforesaid shall occur upon submission to Aspen by the Employee of an itemized account of such expenses in reasonable detail.

4.   BENEFITS

     During the Term, the Employee shall be entitled to participate in or receive benefits equivalent in Canada to those received by other executives of Aspen under any group life, hospitalization or disability plan, health and dental care program, 401(k) plan, pension plan, vacation policy or similar benefit plans or arrangements made generally available by Aspen to its employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. To the extent possible under Aspen's benefit plans and arrangements, the Employee shall receive credit for time served at the Company as if such time had been served for Aspen.

5.   INVENTION, NON-DISCLOSURE AND NON-COMPETITION

     (a) CONFIDENTIALITY AND PROPRIETARY RIGHTS AGREEMENT. Contemporaneously herewith, the Employee is executing and delivering to Aspen a CONFIDENTIALITY AND PROPRIETARY RIGHTS Agreement in the form attached as EXHIBIT 1. The terms of such agreement are hereby incorporated and made a part of this Agreement, as if set forth herein.

     (b) NON-COMPETITION AGREEMENT. Contemporaneously herewith, the Employee is executing and delivering to Aspen a Non-Competition Agreement in the form attached hereto as EXHIBIT 2. The terms of such agreement are hereby incorporated and made a part of this Agreement, as if set forth herein.

6.   TERM AND TERMINATION


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     Aspen shall retain the Employee, and the Employee shall serve in the employ of Aspen, in accordance with the terms of this Agreement for the period (the "Initial Term") from the Completion Date of the transaction under the Purchase Agreement and an initial period of two years or such earlier date on which this Agreement is terminated as provided herein. This Agreement shall terminate upon the death of the Employee and may be terminated by Aspen:

     (a) at any time immediately upon written notice to the Employee (which notice shall identify the basis for termination) for "Cause," which shall mean (A) a good faith finding by Aspen that the Employee has failed to perform his reasonably assigned duties for Aspen and has failed to remedy such failure within 30 days following written notice from Aspen to the Employee notifying him of such failure, (B) a good faith finding by the Board of Directors of Aspen that the Employee has engaged in dishonesty, gross negligence or misconduct, or (C) the conviction of the Employee of, or the entry of a pleading of guilty or nolo contendere by the Employee to, any felony; or

     (b) upon the Employee's "disability," which shall mean the inability of the Employee, due to a physical or mental disability, for a period of 90 days, whether or not consecutive, during any 365-day period to perform the services contemplated under this Agreement, with or without reasonable accommodation as that term is defined under state or federal law. A determination of disability shall be made by a physician satisfactory to both the Employee and Aspen, provided that if the Employee and Aspen do not agree on a physician, the Employee and Aspen shall each select a physician and these two together shall select a third physician, whose determination as to disability shall be binding on all parties.

In the event the Employee's employment is terminated pursuant to this Section 6, excluding for reasons stated under this Section 6(a)(B) and (C), the Employee shall be entitled to the greater of (i) the number of months remaining on his non-compete obligations set forth in Exhibit 2 hereto or (ii) (a) six (6) months prior notice of termination (after the expiration of any cure period set forth herein) or at Aspen's option, (b) payment equal to six (6) months of the then current fixed annual salary of the Employee, less statutory deductions, in lieu of such notice of termination. In the event the Employee's employment is terminated pursuant to this Section 6(a)(B) and (C), Aspen shall pay to the Employee the compensation and benefits otherwise payable to him under Sections 2, 3 and 4 through the last day of his actual employment with Aspen.

This Agreement shall continue on after the Initial Term unless earlier terminated under this Section 6. Aspen may terminate the employment of the Employee at any time after the Initial Term by providing to the Employee at any time after such period either:

     (a) prior notice of such termination equal to six (6) months (the "Notice Period"); or

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     (b)  a payment equal to the current fixed annual salary of the Employee, less statutory deductions, for that number of months equal to the Notice Period in lieu of such notice of termination.


7.   MISCELLANEOUS

     (a) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by either party hereto with respect to any condition or breach hereunder shall be deemed to extend to any prior or subsequent condition or breach hereunder or affect in any way any rights arising by virtue of any prior or subsequent condition or breach. No failure on the part of any party hereto to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right.

     (b) CONSTRUCTION.

          (i) The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

          (ii) The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against a party hereto.

          (iii) The term "including" as used herein shall not be construed so as to exclude any other thing not referred to or described.

          (iv) References herein to "Sections" shall be deemed to be to sections of this Agreement, unless otherwise specified.

     (c) ENTIRE AGREEMENT; SUCCESSORS. This Agreement, including the exhibits hereto, (a) constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder, except as otherwise expressly provided herein. Subject to the preceding sentence, this Agreement shall be binding upon the Employee's respective successors, heirs, executors and administrators and will inure to the benefit of Aspen and its successors and assigns. The obligations of the Employee are personal and shall not be assigned by him. The obligations of Aspen may be assigned by Aspen, provided that such obligations shall be assumed by such subsidiary without modification. For all purposes of this Agreement, the term "Aspen"


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shall include any successor to the business of Aspen (whether direct or indirect and whether by merger, consolidation, sale of assets or otherwise).

     (d) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule (whether of the Commonwealth of Massachusetts) or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the Commonwealth of Massachusetts.

     (e) NOTICES. All notices, instructions, demands, claims, requests and other communications given hereunder or in connection herewith shall be in writing. Any such communication shall be sent either (a) by registered or certified mail, return receipt requested, postage prepaid, or (b) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such communication shall be deemed to have been delivered two business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service.

           To Aspen:         Aspen Technology, Inc.
                             Ten Canal Park
                             Cambridge, Massachusetts 02141
                             Facsimile: 617.577.0722
                             Attention:  Chief Executive Officer

           To the Employee:  Wayne Sim
                             35 Spring Gate Estates SW
                             Calgary, Alberta


     Either party hereto may give any notice, instruction, demand, claim, request or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such communication shall be deemed to have been duly given unless and until it actually is received by the party for which it is intended. Either party hereto may change the address to which notices, instructions, demands, claims, requests and other communications hereunder are to be delivered by giving the other party hereto notice in the manner set forth in this Section 7(e).

     (f) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power to limit the term or provision, to delete specific words or phrases, or to


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replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

     (g) SIGNATURES. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.


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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


                              ASPEN TECHNOLOGY, INC.


                              By:  /s/ Lawrence B. Evans
                                 --------------------------------------------
                                 Name:  Lawrence B. Evans
                                 Title: Chairman and Chief Executive Officer


                              WAYNE SIM


                                         /s/ Wayne Sim
                              -----------------------------------------------


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